Exhibit 99.1
VOLCANO REPORTS 24 PERCENT INCREASE IN FIRST QUARTER REVENUES;
IVUS DISPOSABLE REVENUES INCREASE 30 PERCENT
COMPANY INCREASES REVENUE GUIDANCE FOR 2008
     (SAN DIEGO, CA), May 7, 2008—Volcano Corporation (NASDAQ: VOLC), a leading manufacturer and developer of intravascular ultrasound (IVUS), functional measurement (FM) and Optical Coherence Tomography (OCT) products designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported results for the first quarter of fiscal 2008.
     For the quarter ended March 31, 2008, Volcano reported revenues of $36.6 million, a 24 percent increase over revenues of $29.6 million in the same period a year ago. The company said IVUS disposable revenues increased 30 percent versus the first quarter of 2007, reflecting the growth of its installed base and broader IVUS adoption.
     For the first quarter of 2008, the company reported a net loss on a GAAP basis of $2.3 million, or $0.05 per share. Included in this loss is $2.9 million in due diligence, legal and accounting expenses related to an acquisition that was not consummated. In the first quarter of 2007, the company reported GAAP net income of $1.7 million, or $0.04 per diluted share.
     Excluding the aforementioned due diligence costs, stock-based compensation expense and in-process research and development expenses totaling $5.1 million, Volcano had non-GAAP net income of $2.8 million, or $0.06 per diluted share. In the first quarter of 2007, excluding stock-based compensation expense of $1.2 million, Volcano had net income of $2.9 million, or $0.07 per diluted share. Weighted average diluted shares at the end of the quarter were 47.0 million versus 41.7 million a year ago, reflecting the impact of the company’s equity offering that was completed in the fourth quarter of 2007. A reconciliation of the company’s GAAP and non-GAAP results can be found in today’s earnings news release on the company’s website at www.volcanocorp.com.
     “Volcano began 2008 with strong momentum by generating excellent revenue growth with our IVUS offerings and in our major geographies. Our IVUS disposable revenues were particularly strong, with year-over-year increases of 43 percent in Japan, 23 percent in the U.S. and 27 percent in Europe,” said Scott Huennekens, president and chief executive officer.
     “In addition, we have a solid pipeline of orders from customers awaiting the availability of IVUS systems with new features that we began shipping in the second quarter. Market adoption of IVUS continues to grow, driven by the growing volume of data demonstrating its value, our innovative and industry-leading technology that makes IVUS faster, easier and simpler to use and our effective sales, marketing and distribution programs. In addition, we are benefitting from an increasingly favorable environment for percutaneous coronary intervention (PCI) and stenting procedures,” he continued.
     “During the first quarter, we enhanced our technology advantage with the formal launch in the U.S. and Europe of our Revolution rotational catheter and FFR (fractional flow reserve) on the s5 family of IVUS consoles at the American College of Cardiology meeting. Full market release shipments are expected to begin in the current quarter. We are now the only IVUS company offering both phased array and rotational catheters in a single integrated console. In Japan, we received regulatory approval for the s5 tower last week and are on schedule for the full market release of the Revolution on the s5 family in the third quarter. In addition, we announced a new collaboration with Royal Philips Electronics under which they will resell Volcano-branded s5i IVUS systems and accessories alongside the Philips Allura Xper FD X-ray systems. We will continue to leverage this partnership, as well as those we have established with other leading cath lab equipment and stent companies, in our efforts to increase the rate of integrated lab adoption and win market share.”
     Volcano also said its product development programs remain on track, including the expected commercial launch in the second half of 2009 of its first image-guided therapy offering, a balloon and IVUS on the same catheter. Volcano also expects U.S. and European regulatory approval in the second half of 2009 for its initial Optical Coherence Tomography product incorporating the technology that the company acquired with its purchase of CardioSpectra at the end of 2007.
     “Our new product initiatives are designed to offer a variety of modalities built around our s5i offering and to position Volcano to address a number of very sizeable therapy markets with innovative platform technologies,” Huennekens noted. “We will also continue to explore strategic opportunities that provide offerings for our existing customer base and meet our growth rate, gross margin and valuation objectives,” he added.

Guidance for 2008
     The company updated its prior guidance for 2008. Volcano said it now expects revenues for the year will be in the range of approximately $164-$168 million. This compares with prior guidance of $158-$162 million, and represents an increase of approximately 26-29 percent over revenues in 2007. Gross margin is expected to be in the range of 60-61 percent, with the company expecting to exit 2008 with margins in the range of 63-64 percent. Operating expenses, including stock-based compensation, the $2.9 million in due diligence expense recorded in the first quarter, and approximately $3.1 million of intangible amortization, are expected to be 65-66 percent of revenues.
     On a GAAP basis, the company expects to report a net loss of approximately $0.06-$0.10 per share. This compares to prior guidance for a net loss of $0.02-$0.04 per share. The decrease in guidance for earnings per share, despite the expected increase in revenues, reflects the due diligence expense, reduced interest income due to declining interest rates, increased sales and marketing expenses related to the revenue increase and increased research and development spending on programs to accelerate the commercialization of new products. The company expects to begin being profitable on a GAAP basis in the fourth quarter. Excluding stock-based compensation expense of approximately $10.0 million, due diligence costs and in-process research and development, Volcano expects to report non-GAAP net income of $0.16-$0.20 per diluted share. This compares with prior guidance for net income on this basis of $0.16-$0.18 per diluted share. Weighted average shares outstanding in 2008 are expected to be approximately 47.7 million basic shares and 50.4 million shares on a diluted basis.
Conference Call
     The company will hold a conference call at 2 p.m., Pacific Daylight Time, (5 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (719) 325-4897, passcode 9694232, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the website 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available until May 16 at (719) 457-0820, passcode 9694232, and via the company’s website.
Volcano Corporation
     Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH™ tissue characterization and ChromaFlo®. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires and is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters. Currently, more than 3,300 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at www.volcanocorp.com.
Use of Non-GAAP Financial Measures
     This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development relates to the costs associated with the December 2007 acquisition of CardioSpectra, Inc. and the acquisition due diligence costs incurred in the first quarter of 2008 are not reflective of our core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2008, regulatory approvals and the impact of obtaining regulatory approvals, market adoption of the company’s technology, the impact of clinical and other technical data, the safety and efficacy of the company’s products, the success and timing of product development and clinical trial programs, growth strategies and market development, product sales and use, and merger and acquisition activities. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
or
Neal B. Rosen
Ruder-Finn West
(415) 692-3058

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$132,572	$122,913
Short-term available-for-sale investments	55,539	66,205
Accounts receivable, net	25,293	27,976
Inventories	22,399	21,243
Prepaid expenses and other current assets	3,979	3,997

Total current assets	239,782	242,334
Restricted cash	376	365
Property and equipment, net	14,814	13,692
Intangible assets, net	8,641	9,385
Other non-current assets	804	798

	$264,417	$266,574

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,051	$11,077
Accrued compensation	8,250	9,083
Accrued expenses and other current liabilities	6,326	6,600
Deferred revenues	5,796	5,360
Current maturities of long-term debt	58	120

Total current liabilities	30,481	32,240
Long-term debt	78	78
Deferred license fee	1,063	1,125
Other	181	194

Total liabilities	31,803	33,637
Stockholders’ equity	232,614	232,937

	$264,417	$266,574

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenues	$36,647	$29,579
Cost of revenues	13,629	10,865

Gross profit	23,018	18,714
Operating expenses:
Selling, general and administrative	22,059	12,584
Research and development	5,637	4,688
In-process research and development	175	—

Amortization of intangibles	773	786

Total operating expenses	28,644	18,058

Operating income (loss)	(5,626)	656
Interest income	1,833	1,195
Interest expense	(4)	(89)
Exchange rate gain	1,679	122

Income (loss) before provision for income taxes	(2,118)	1,884
Provision for income taxes	208	210

Net income (loss)	$(2,326)	$1,674

Net income (loss) per share — basic	$(0.05)	$0.04

Net income (loss) per share — diluted	$(0.05)	$0.04

Weighted-average shares outstanding — basic	47,030	37,964

Weighted-average shares outstanding — diluted	47,030	41,685

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share
data) (Unaudited)

	Three Months Ended March 31, 2008
		Stock-based	In-process	Acquisition
	GAAP	compensation	research and	due diligence	Non-GAAP
	results	expense	development	costs	results
Revenues	$36,647	$—	$—	$—	$36,647
Cost of revenues	13,629	(191)	—	—	13,438

Gross profit	23,018	191	—	—	23,209
Operating expenses:
Selling, general and administrative	22,059	(1,501)	—	(2,878)	17,680
Research and development	5,637	(369)	—	—	5,268
In-process research and development	175	—	(175)	—	—
Amortization of intangibles	773	—	—	—	773

Total operating expenses	28,644	(1,870)	(175)	(2,878)	23,721

Operating loss	(5,626)	2,061	175	2,878	(512)
Interest income	1,833	—	—	—	1,833
Interest expense	(4)	—	—	—	(4)
Exchange rate gain	1,679	—	—	—	1,679

Income (loss ) before provision for income taxes	(2,118)	2,061	175	2,878	2,996
Provision for income taxes	208	—	—	—	208

Net income (loss)	$(2,326)	$2,061	$175	$2,878	$2,788

Net income (loss) per share — basic	$(0.05)	$0.04	$0.00	$0.06	$0.06

Net income (loss) per share — diluted	$(0.05)	$0.04	$0.00	$0.06	$0.06

Weighted-average shares outstanding — basic	47,030				47,030

Weighted-average shares outstanding — diluted	47,030				49,698

	Three Months Ended March 31, 2007
		Stock-based	In-process	Acquisition
	GAAP	compensation	research and	due diligence	Non-GAAP
	results	results	results	results	results
Revenues	$29,579	$—	$—	$—	$29,579
Cost of revenues	10,865	(112)	—	—	10,753

Gross profit	18,714	112	—	—	18,826
Operating expenses:
Selling, general and administrative	12,584	(923)	—	—	11,661
Research and development	4,688	(208)	—	—	4,480
Amortization of intangibles	786	—	—	—	786

Total operating expenses	18,058	(1,131)	—	—	16,927

Operating income	656	1,243	—	—	1,899
Interest income	1,195	—	—	—	1,195
Interest expense	(89)	—	—	—	(89)
Exchange rate gain	122	—	—	—	122

Income before provision for income taxes	1,884	1,243	—	—	3,127
Provision for income taxes	210	—	—	—	210

Net income	$1,674	$1,243	$—	$—	$2,917

Net income per share — basic	$0.04	$0.03	$—	$—	$0.08

Net income per share — diluted	$0.04	$0.03	$—	$—	$0.07

Weighted-average shares outstanding — basic	37,964				37,964

Weighted-average shares outstanding — diluted	41,685				41,685

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as stock-based compensation is a non-cash expense, in-process research and development relates to the costs associated with the December 2007 acquisition of CardioSpectra, Inc., and the acquisition due diligence costs incurred in the first quarter of 2008 are not reflective of our core operating activities. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(Unaudited)

	Q1 ‘08	Q1 ‘07	Growth %

IVUS Systems:
United States	$3.8	$3.7	1%
Japan	0.9	0.7	32%
Europe	1.2	0.8	47%
Rest of World	0.5	0.6	-15%

Total IVUS Systems	$6.4	$5.8	9%

IVUS Disposables:
United States	$11.6	$9.4	23%
Japan	8.8	6.1	43%
Europe	4.0	3.2	27%
Rest of World	0.8	0.6	31%

Total IVUS Disposables	$25.2	$19.3	30%

FM:
United States	$1.9	$1.6	19%
Japan	0.2	0.7	-69%
Europe	1.5	1.2	26%
Rest of World	0.1	0.2	-14%

Total FM	$3.7	$3.7	2%

Other	1.3	0.8	71%

Total	$36.6	$29.6	24%